                                                                 EXHIBIT 11.1


                       NETWORK COMPUTING DEVICES, INC.

                  Statement Regarding Computation of Shares
                 Used in Income (Loss) Per Share Computations
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       Three Months Ended June 30,   Six Months Ended June 30,
                                                       ---------------------------   -------------------------
                                                           1997            1996          1997         1996
                                                       -----------      ----------    ----------   -----------
Primary:
    Weighted average common shares
         outstanding during the period                    17,121          16,504         17,105      16,382
    Common share equivalents:
         Dilutive effect of stock options                  1,699               -          1,752           -
                                                       ---------        --------       --------    --------

              Total                                       18,820          16,504         18,857      16,382
                                                       ---------        --------       --------    --------
                                                       ---------        --------       --------    --------

    Net  income (loss)                                 $     697        $ (6,047)      $  1,549    $ (6,307)
                                                       ---------        --------       --------    --------
                                                       ---------        --------       --------    --------

    Primary income (loss) per share                    $    0.04        $  (0.37)      $   0.08    $  (0.38)
                                                       ---------        --------       --------    --------
                                                       ---------        --------       --------    --------

Fully Diluted:
    Weighted average common shares
         outstanding during the period                    17,121          16,504         17,105      16,382
    Common share equivalents:
         Dilutive effect of stock options                  1,700               -          1,753           -
                                                       ---------        --------       --------    --------

              Total                                       18,821          16,504         18,858      16,382
                                                       ---------        --------       --------    --------
                                                       ---------        --------       --------    --------

    Net  income (loss), adjusted
         for fully diluted calculations                $     697        $ (6,047)      $  1,549    $ (6,307)
                                                       ---------        --------       --------    --------
                                                       ---------        --------       --------    --------

    Fully diluted income (loss) per share              $    0.04        $  (0.37)      $   0.08    $  (0.38)
                                                       ---------        --------       --------    --------
                                                       ---------        --------       --------    --------